UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

WALGREEN CO.
 (Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wilmot Road, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 940-2500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment to the Current Report on Form 8-K filed by Walgreen Co. on February 5, 2009 (the “Original Report”) is being filed to disclose the following information, which was not determined at the time the Original Report was filed: (1) the effective date of Mr. Rudolphsen’s retirement; and (2) the material terms and conditions of Mr. Rudolphsen’s Separation and Release Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In January 2009, Walgreen Co. (the “Company”) announced early retirement programs for employees in corporate and field management positions. In connection with these programs, on January 30, 2009, William M. Rudolphsen, the Company’s senior vice president and chief risk officer, informed the Company that he planned to retire prior to the end of the Company’s fiscal year 2009. Subsequently, the parties agreed on March 31, 2009 as the effective date of Mr. Rudolphsen’s retirement.

Mr. Rudolphsen and the Company have entered into a Separation and Release Agreement to confirm the terms of Mr. Rudolphsen’s retirement from the Company. The material terms of the Agreement are as follows:

•	Mr. Rudolphsen will receive a lump-sum of $1,137,430, representing Mr. Rudolphsen’s salary continuation payments and fiscal year 2009 bonus. Mr. Rudolphsen will also receive payment of all accrued vacation and amounts under the Company’s deferred compensation/capital accumulation plans.

•	Based on his retirement status, Mr. Rudolphsen is entitled to accelerated vesting of restricted cash and shares previously awarded under the Company’s Restricted Performance Share Program and pro-rated vesting – as of March 31, 2009 – of restricted stock units and performance shares granted under the Company’s Long-Term Performance Incentive Plan. The pro-rated performance shares will be paid out in October 2011 based on the Company’s achievement of targets established for the applicable performance period.

•	Based on his retirement status and the terms of the underlying stock option agreements, Mr. Rudolphsen’s outstanding stock options under the Company’s Executive Stock Option Plan will remain vested or continue to vest, as applicable, and remain exercisable through March 31, 2014 or the 10-year expiration date of each stock option, if earlier.

•	Based on his age and years of service as of his retirement, Mr. Rudolphsen also qualifies for retiree medical and prescription drug coverage under the terms of the Company’s retiree medical and early retirement programs.

•	Mr. Rudolphsen has agreed to non-competition and non-solicitation restrictions for two years following his March 31, 2009 retirement date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: April 6, 2009	By:	/s/ Dana I. Green

Name: Dana I. Green Title: Senior Vice President, General Counsel and Secretary

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